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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To USA Waste Services, Inc.:

     We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Form S-8 of our report dated March 10, 1995, on our audits of the consolidated financial statements of USA Waste Services, Inc. as of December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, included in and incorporated by reference into the USA Waste Services, Inc.'s Amendment No. 2 to Form S-4 (File No. 33-59259), dated May 18, 1995.

                                         COOPERS & LYBRAND L.L.P.


Dallas, Texas
May 31,1995